UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The United States Basketball League, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1120072
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8270 Woodland Center Tampa, FL	33614
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement number to which the form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The United States Basketball League, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Form 10-SB as filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2000. The Registrant has been timely filing its periodic reports with the Commission since the filing of the Form 10-SB.

Item 2. Exhibits.

1.	Certificate of Incorporation (May 29, 1984) (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

2.	Amended Certificate of Incorporation (Sept. 4, 1984) (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

3.	Amended Certificate of Incorporation (March 5, 1986) (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

4.	Amended Certificate of Incorporation (Feb. 19, 1987) (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

5.	Amended Certificate of Incorporation (June 30, 1995) (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

6.	Amended Certificate of Incorporation (January 12, 1996) (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

7.	Bylaws (incorporated by reference to the Company’s Registration Statement on Form 10-SB, and amendments thereto, filed with the SEC on May 30, 2000)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The United States Basketball League, Inc.

Date: August 2, 2021	By:	/s/ Saeb Jannoun
President